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[GRAPHIC OMITTED] HealthAxis

CONTACT:
Deidre Holt                      Annalise Carol
HealthAxis.com                   Robinson Lerer & Montgomery for HealthAxis.com
610-275-3800                     212-484-7237
deidreh@earthlink.net            acarol@rlmnet.com
Investor Contact                 Media Contact


         HEALTHAXIS.COM COMPLETES $6.2 MILLION PRIVATE EQUITY PLACEMENT
                       FOR A TOTAL OF $15 MILLION IN 1999

          Tudor Investment Corp. and First Health Lead New Investments

EAST NORRITON, PA, (MAY 13, 1999) - HealthAxis.com, Inc., a subsidiary of Provident American Corp. (Nasdaq: PAMC) and the Internet's leading online insurance marketer, today announced the private placement of equity securities that raised $6.2 million in capital. The lead investors were Tudor Investment Corp., a global asset management firm, and First Health (Nasdaq: FHCC), the nation's premier full-service national health benefits Company, as well as several other institutional investors.

The private funding announced today brings HealthAxis.com to a total of $15 million in private equity placement achieved since the start of 1999. In March, HealthAxis.com completed an $8.8 private equity placement, led by UICI (Nasdaq:
UICI). Tudor Investment Corp. and First Health join UICI and the original HealthAxis.com investment group, which includes America Online, Inc. (NYSE:
AOL), Health Plan Services, Inc. (NYSE: HPS), and Provident American.

Michael Ashker, President and Chief Executive Officer of HealthAxis.com, said:
"The support for HealthAxis.com from Tudor Investment Corp., one of the most respected global asset management firms, and First Health Group, which owns the nation's largest directly contracted PPO network, as well as our other investors, is yet another vote of confidence in the future of the online distribution of healthcare insurance."

In a separate press release today, HealthAxis.com also announced a strategic alliance making First Health the primary independent managed care network provider to HealthAxis.com's insurance carrier partners.

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About HealthAxis.com

HealthAxis.com, Inc., a subsidiary of Provident American Corporation, is a pioneer in the Internet distribution of health and life insurance to the individual and small group markets. HealthAxis.com is a "digital insurance agent." HealthAxis.com does not engage in any insurance underwriting and assumes no underwriting risk. Through its interactive, user-friendly, one-stop healthcare insurance Web site, http://www.healthaxis.com, HealthAxis.com provides customers with access to and the ability to purchase a full range of high quality, flexible insurance products and services at very competitive prices. HealthAxis.com also provides product and health information, instant price quotes, electronic application processing, online billing, claims status, policy or personal information changes, and a customer hotline. Policyholders can easily and conveniently view billing information, claims history and policy details - day and night, 7 days a week. HealthAxis.com has Internet distribution agreements with AOL (Keyword: HealthAxis), Lycos, CNet and Snap!


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements made by the Company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward-looking statements. For further information which could cause actual results to differ from the Company's expectations as well as other factors which could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.

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